UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 13, 2006

Bell Microproducts Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

California	0-21528	94-3057566
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1941 Ringwood Avenue, San Jose, California		95131-1721
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-451-9400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On December 13, 2006, Bell Microproducts Inc. (the "Company") commenced a tender offer to purchase for cash any and all of its $109,850,000 principal amount of 3 ¾% Convertible Subordinated Notes, Series B due 2024 (the "Notes") at a purchase price equal to $1,000.00 per $1,000.00 of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the date on which the Notes are purchased.

The terms and conditions of the tender offer are described in the related Tender Offer Statement on Schedule TO filed with the SEC. A copy of the press release issued in connection with the tender offer is attached as Exhibit 99.1 to this report.

On December 13, 2006, the Company also announced that it has amended its solicitation of consents (the "Consent Solicitation") from holders of the Notes. The purpose of the Consent Solicitation is to obtain consent to the waiver of certain defaults with respect to covenants regarding the Company’s filing of periodic reports with the Securities and Exchange Commission and the trustee for the Notes (the "Reporting Covenants") and amendments to the indentures governing the Notes to eliminate the Reporting Covenants. A copy of the press release issued in connection with the amendment to the Consent Solicitation is attached as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements: None.

(b) Pro forma financial information: None.

(c) Shell company transactions: None.

(d) Exhibits:
Exhibit 99.1 - Press release dated December 13, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bell Microproducts Inc.

December 13, 2006	By:	James E. Illson

Name: James E. Illson
Title: Chief Operating Officer, President of Americas and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated December 13, 2006